Exhibit 99.1

FOR IMMEDIATE RELEASE: February 27, 2008	NEWS OTCBB: ELDO

Eldorado Artesian Springs Wins Silver Medal at Leading International Water Tasting Competition

Louisville, Colorado, February 27, 2008 – Eldorado Artesian Springs, Inc. (OTCBB: ELDO) today announced that its artesian spring water won the Silver Medal at the 18th Annual Berkeley Springs International Water Tasting competition. The competition, which included more than 120 waters from 19 American states and nine foreign countries, is the largest and longest-running water tasting event in the world.

Eldorado Artesian Springs won the silver medal in the bottled water category after winning the third place bronze medal in the same competition in 1996 and consistently making it to the finals over the years. The two-day “blind” tasting competition is conducted under guidelines similar to those used in wine tasting competitions. Ten impartial judges consider clarity, taste, mouth feel, and lack of aroma and aftertaste. The competition attracted water companies from as far away as New Zealand and the Philippines to Romania and Macedonia.

“Eldorado Artesian Springs, Inc. has been packaging superior quality bottled spring water for nearly 25 years and we are pleased to be recognized in this competition that attracts the leading water producers from around the world,” said Doug Larson, chief executive officer. “Bottled natural spring water has been the cornerstone of our business since inception, and the key to our success is the purity and excellent taste of the water we draw from our own artesian spring in the foothills of the Rocky Mountains.”

About Eldorado Artesian Springs, Inc.
Eldorado Artesian Springs, Inc. is a leading bottler, marketer, and distributor of natural spring water beverages in the Rocky Mountains. The Company’s growing product portfolio includes the nation’s only Organic Vitamin Charged Spring Water, which was recently introduced in six flavors and has generated strong market acceptance. The Company also markets five-gallon and three-gallon bottles of water directly to homes and businesses, national retail grocery chains, and regional distributors. Additionally, the Company markets its water in smaller, more convenient size packaging to retail food stores. The source of the natural spring water is located on property owned by the Company in Eldorado Springs, Colorado. More information about the Company can be found at http://www.eldoradosprings.com.

Contacts:

Doug Larson
Chief Executive Officer
Eldorado Artesian Springs, Inc.
303-499-1316
doug@eldoradosprings.com

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044
jay@pfeifferhigh.com

Safe Harbor Statement
Some portions of this press release, particularly those describing Eldorado’s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Eldorado is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Eldorado, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Eldorado that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-QSB, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Eldorado undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.